     As filed with the Securities and Exchange Commission on September 28, 1998
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549

                               -------------------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               -------------------------

                               EARTHSHELL CORPORATION
               (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                                             77-0322379
    (State or Other Jurisdiction of                            (I.R.S. Employer
    Incorporation or Organization)                          Identification No.)

                               -------------------------

      111 South Calvert Street, Suite 1950, Baltimore, Maryland 21202-6174
      (Address of Principal Executive Office)                    (Zip Code)

                               -------------------------

                            E. KHASHOGGI INDUSTRIES, LLC
                              STOCK OPTION AGREEMENTS
                                      AND THE
                            E. KHASHOGGI INDUSTRIES, LLC
                               EQUITY INCENTIVE PLAN
                              (Full Title of the Plan)

                               -------------------------

                                  Simon K. Hodson
                              Chief Executive Officer
                    800 Miramonte Drive, Santa Barbara, CA 93109
                      (Name and Address of Agent For Service)
                                   (805) 897-2294
           (Telephone Number, Including Area Code, of Agent For Service)

                               -------------------------

                                  WITH A COPY TO:
                             ROBERT K. MONTGOMERY, ESQ.
                            Gibson, Dunn & Crutcher LLP
                               2029 Century Park East
                           Los Angeles, California, 90067
                                   (310) 552-8500

                               -------------------------

                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
          TITLE OF                    AMOUNT                                           PROPOSED MAXIMUM           AMOUNT OF
       SECURITIES TO                  TO BE            PROPOSED MAXIMUM OFFERING      AGGREGATE OFFERING         REGISTRATION
       BE REGISTERED                REGISTERED            PRICE PER SHARE (3)             PRICE (3)                FEE (3)
 Common Stock                 915,690 shares (1)       $ 2.67                        $ 2,444,892                  $   722
-------------------------------------------------------------------------------------------------------------------------------
 Common Stock                 294,310 shares (2)       $21.00                        $ 6,180,510                  $ 1,824
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

(1) The securities to be registered include an aggregate of 915,690 shares reserved for issuance under the individual stock option agreements listed in the Index of Exhibits (collectively, the "Agreements") and also covers an indeterminate number of shares issuable upon adjustment pursuant to the terms of the Agreements and Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").
(2) This registration statement also covers an indeterminate number of shares issuable upon adjustment pursuant to the terms of the E. Khashoggi Industries, LLC Equity Incentive Plan and Rule 416 under the Securities Act.
(3) Estimated pursuant to Rule 457 (c) and (h) of the Securities Act solely for purposes of calculating the registration fee, as follows: $2.67 with respect to 915,690 shares of Common Stock that are currently under option with the Agreements, based on the price of $2.67 per share at which the options may be exercised; $21.00 with respect to 193,500 shares of Common Stock that are currently under option, based on the price of $21.00 per share at which the options may be exercised; and $21.00 with respect to 100,810 shares of Common Stock, based on a price of $21.00 per share, the estimated grant price of the options.

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     EarthShell Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:


     (a)       The Company's prospectus on Form S-1 filed pursuant to Rule 424
          (b) of the Securities Act, containing audited financial statements for the Company's fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission (File No. 333-13287).

     (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on December 29, 1997; and

     (c) All other reports filed pursuant to Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the registrant document referred to in (a) above, which includes the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, filed on May 15, 1998 and August 13, 1998, respectively.


     All documents subsequently filed by the Company pursuant to Sections 13
     (a), 13 (c), 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the shares of Common Stock covered by the Registration Statement has been passed upon for the Company by Gibson, Dunn & Crutcher LLP. Mr. Robert K. Montgomery and Mr. J. Nicholson Thomas, each partners of such firm, beneficially own 10,000 shares and 1,250 shares, respectively, of Common Stock of the Company through a retirement plan.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The Company's Charter and Bylaws provide, in effect, that, to the fullest extent and under the circumstances permitted by Section 145 of the DGCL, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that they are a director or officer of the Company or is or was serving at the request of the

     Company as a director or officer of another corporation or enterprise. The Company may, in its discretion, similarly indemnify its employees and agents. The Charter relieves its directors from monetary damages to the Company or its stockholders for breach of such director's fiduciary duty as directors to the fullest extent permitted by the DGCL. Under
     Section 102(b)(7) of the DGCL, a corporation may relieve its directors from personal liability to such corporation or its stockholders for monetary damages for any breach of their fiduciary duty as directors except
     (i) for a breach of the duty of loyalty, (ii) for failure to act in good faith, (iii) for intentional misconduct or knowing violation of law,
     (iv) for willful or negligent violation of certain provisions in the DGCL imposing certain requirements with respect to stock repurchases, redemption of dividends, or (v) for any transactions from which the director derived an improper personal benefit. Depending upon the character of the proceeding, under Delaware law, the Company may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. To the extent that a director or officer of the Company has been successful in the defense of any action, suit or proceeding referred to above, the Company will be obligated to indemnify him or her against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith.

     The Company maintains an insurance policy pursuant to which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of their being or having been such directors and officers.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

Exhibit
Number                          Description of Exhibit
-------                         ----------------------
4.1       Specimen certificate of Common Stock *

4.2 Form of 1994 Stock Option Agreement and Amendment. (The employees/consultants of E. Khashoggi Industries, LLC, as listed in
          Exhibit 4.3, have executed a stock option agreement and an amendment in the forms attached hereto as Exhibit 4.2)

4.3       Listing of E. Khashoggi Industries, LLC Employees/Consultants

4.4       E. Khashoggi Industries, LLC Equity Incentive Plan

4.5       Form of 1998 Non-qualified Stock Option Agreement

5.1       Opinion of Gibson, Dunn & Crutcher LLP

23.1      Consent of Deloitte & Touche LLP

23.2      Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto)

24.1      Power of Attorney (included on Signature Page)

* Filed as an exhibit to the Company's Registration Statement on Form S-1, as amended (No. 333-13287), effective March 23, 1998 and incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
                   Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) of Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     SIGNATURE



Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Santa Barbara, State of California, on September 28, 1998.


                              EarthShell Corporation


                              By:         /s/ Simon K. Hodson
                                 --------------------------------------------
                                 Simon K. Hodson, Chief Executive Officer

                              POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Simon K. Hodson and D. Scott Houston his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full powers and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                            Title                  Date

/s/ Essam Khashoggi
----------------------------  Chairman of the Board         September 23, 1998
Essam Khashoggi

/s/ Simon K. Hodson
----------------------------  Vice Chairman of the Board,   September 23, 1998
Simon K. Hodson               and Chief Executive Officer
                              (Principal Executive Officer)

/s/ John Daoud
----------------------------  Secretary and Director        September 23, 1998
John Daoud

/s/ Ellis Jones
----------------------------  Director                      September 23, 1998
Ellis Jones

/s/ Layla Khashoggi
----------------------------  Director                      September 23, 1998
Layla Khashoggi

/s/ Graham H. Phillips
----------------------------  Director                      September 23, 1998
Graham H. Phillips

/s/ William A. Marquard
----------------------------  Director                      September 23, 1998
William A. Marquard

/s/ Jerold H. Rubenstein
----------------------------  Director                      September 23, 1998
Jerold H. Rubenstein

/s/ D. Scott Houston
----------------------------  Chief Financial Officer       September 23, 1998
D. Scott Houston              (Principal Financial Officer
                              and Principal Accounting
                              Officer)

                                 INDEX OF EXHIBITS

Exhibit
Number                        Description of Exhibit
-------                      -----------------------

4.1    Specimen certificate of Common Stock *

4.2 Form of 1994 Stock Option Agreement and Amendment. (The employees/consultants of E. Khashoggi Industries, LLC, as listed in Exhibit
       4.3, have executed a stock option agreement and an amendment in the forms attached hereto as Exhibit 4.2)

4.3    Listing of E. Khashoggi Industries, LLC Employees/Consultants

4.4    E. Khashoggi Industries, LLC Equity Incentive Plan

4.5    Form of 1998 Non-qualified Stock Option Agreement

5.1    Opinion of Gibson, Dunn & Crutcher LLP

23.1   Consent of Deloitte & Touche LLP

23.2   Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto)

24.1   Power of Attorney (included on Signature Page)

--------------------------------------------------------------------------------
* Filed as an exhibit to the Company's Registration Statement on Form S-1, as amended (No. 333-13287), effective March 23, 1998 and incorporated herein by reference.